Exhibit 3.192

OPERATING AGREEMENT
OF
NORTHWOOD ANESTHESIA ASSOCIATES, L.L.C.

THIS OPERATING AGREEMENT (this “Agreement”) of Northwood Anesthesia Associates, L.L.C., a Florida limited liability company (the “Company”), is made effective as of January 10, 2011 (the “Effective Date”) by and among the Company, EmCare, Inc., a Delaware corporation (the “Member”), and                              (the “Manager”).  This Agreement is made in accordance with the Florida Limited Liability Company Act (the “Act”),

A.            The Company was formed on April 8, 1999 by filing Articles of Organization with the Florida Department of State.

B.            Since April 8, 1999, the business and affairs of the Company was governed by an unwritten operating agreement between William N. Hartenbach, M.D, and Marvin L. Sponaugle, M.D.  (the “Original Members”).

C.            On the Effective Date, the Member purchased all of the issued and outstanding membership interests of the Company from the Original Members (the “Acquisition”).

D.            In connection with the Acquisition, the parties hereto desire to adopt this Agreement to govern the business and affairs of the Company.

ARTICLE I
Organizational Matters

Section 1.1            Name.  The name of the Company shall be “Northwood Anesthesia Associates, L.L.C.” The Company may conduct business under that name or any other name approved by the Manager.

Section 1.2            Term.  The term of the Company commenced as of the date of the filing of the Articles of Organization of the Company the “Articles”) with the Florida Department of State, which is April 8, 1999, and shall terminate as provided in Article VIII hereof.

Section 1.3            Registered Office and Agent Principal Office.  The Company shalt continuously maintain a registered office and a registered agent in the State of Florida as required by the Act.  The registered agent and office are stated in the Articles and may be changed by the Manager at any time.  The principal office of the Company shall be at 2154 Duck Slough Boulevard, Suite 101, Trinity, Pasco County, Florida, or such other location as the Manager may determine.

Section 1.4            Business of the Company.  The Company shall engage in any lawful business permitted by the Act.

ARTICLE II
Capital Contributions; Membership Interests

Section 2.1            Capital Contributions.  The Member, or its predecessor, has contributed to the Company the amounts, property or services set forth in the books and records of the Company and shall own the sole membership interest (the “Membership Interest”) in the Company.  The Member shall not be required to make any additional contributions to the capital of the Company.  The issued and outstanding Membership Interest as of the Effective Date is set forth on Exhibit A attached hereto.

Section 2.2            Capital Accounts.  The Company shall establish a capital account (the “Capital Account”) for the Member.  The Company shall determine and maintain the Capital Account in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).  Upon a valid transfer of the Member’s Membership Interest in the Company in accordance with Article VI, the Member’s Capital Account shall carry over to the transferee.

Section 2.3            No Interest.  The Company shall not pay any interest on capital contributions.

Section 2.4            Certificates.  Membership interests of the Company shall be represented by certificates, provided that the Manager may provide by resolution or resolutions that some or all of any or all membership interests shall be uncertificated.  Each holder of membership interests represented by a certificate shall he entitled to a certificate signed by, or in the name of the Company by, the Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of membership interests owned by him, her or it, Any or all of the signatures on the certificate may be by facsimile.

ARTICLE, III
Members

Additional members may be admitted with the approval of the Member.  Additional members will participate in the management, “Profits,” “Losses” (as such terms are defined in Section 5.1), and distributions of the Company on such terms as are determined by the Member.

ARTICLE IV
Management And Control Of The Company

Except as otherwise provided herein, the Manager shall manage the Company and shall have full, complete, and exclusive authority, power, and discretion to manage and control the business, property, and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business, property, and affairs.  The Member shall have the authority to remove the Manager at any time with or without cause.

ARTICLE V
Allocations Of Profits And Losses And Distributions

Section 5.1            Definitions.  When used in this Agreement, the following terms shall have the meanings set forth below:

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, the provisions of succeeding law, and to the extent applicable, the Treasury Regulations.

“Profits” and “Losses” shall mean the income, gain, loss, deductions, and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the method of accounting at the close of each fiscal year employed on the Company’s information tax return filed for federal income tax purposes.

“Treasury Regulations” shall mean the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

Section 5.2            Allocations of Profit and Losses.  All Profits and Losses shall be allocated to the Member.

Section 5.3            Distribution of Assets by the Company.  Subject to applicable law and any limitations contained elsewhere in this Agreement, the Manager may elect from time to time to cause the Company to make distributions to the Member.

ARTICLE VI
Transfer And Assignment Of Membership Interests

A transferee of the Membership Interest shall have the right to become a substitute Member only (i) with the consent of the Member, (ii) if such person executes an instrument satisfactory to the transferring Member accepting and adopting the terms and provisions of this Agreement, and (iii) such person pays any reasonable expenses in connection with his or her admission as a new Member.  The admission of a substitute Member shall not release the Member who transferred the Membership Interest from any liability that such Member may have to the Company.  Where membership interests are represented by a certificate, transfers of membership interests shall be made only upon the transfer books of the Company kept at an office of the Company or by transfer agents designated to transfer membership interests of the Company, and where membership interests are uncertificated, such membership interests may be transferred in accordance with applicable law.

ARTICLE VII
Accounting, Records, Reporting By Members

Section 7.1            Books and Records.  The books and records of the Company shall be kept in accordance with the accounting methods followed for federal income tax purposes.  The Company shall maintain at its registered office in Florida all of the documents and information required by Section 608.4101 of the Act.

Section 7.2            Reports.  The Company shall cause to be filed, in accordance with the Act, all reports and documents required to be filed with any governmental agency.  The Company shall cause to be prepared at least annually information concerning the Company’s operations necessary for the completion of the Member’s federal and state income tax returns.  The Company shall send or cause to be sent to the Member within ninety (90) days after the end of each taxable year (a) such information as is necessary to complete the Member’s federal and state income tax or information returns and (b) a copy of the Company’s federal, state, and local income tax or information returns for the year.

Section 7.3            Bank Accounts.  The Manager shall maintain the funds of the Company in one or more separate bank accounts in the name of the Company and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other person.  The Manager is authorized to endorse checks, drafts, and other evidences of indebtedness made payable to the order of the Company, and to sign all checks, drafts, and other instruments obligating the Company to pay money in any amount.

ARTICLE VIII
Dissolution And Winding Up

Section 8.1            Conditions of Dissolution.  The Company shall dissolve upon the occurrence of any of the following events:

(a)           Upon the happening of any event of dissolution specified in the Articles or in the Act;

(b)           Upon the affirmative vote of the Member; or

(c)           The sale of all or substantially all of the assets of the Company.

Section 8.2            Winding Up.  Upon the dissolution of the Company, the Company’s assets shall be disposed of and its affairs wound up.

Section 8.3            Order of Payment of Liabilities Upon Dissolution.  After dissolution, the assets of the Company shall be distributed in the following order:

(a)           To creditors, including the Member, if it is a creditor, to the extent permitted by law in satisfaction of liabilities of the Company; and

(b)           To the Member.

Section 8.4            Certificates.  The Company shall file with the Florida Department of State Articles of Dissolution upon the dissolution of the Company.

ARTICLE IX
Officers

Section 9.1            Number and Qualification.  The officers of the Company shall consist of a President, a Treasurer, a Secretary and such other officers as may from time to time be elected by the Manager.  Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any number of offices may be held by the same person.  The initial officers of the Company are as follows:

Name	Office(s)
Chief Executive Officer
President
Vice President, Secretary and Treasurer

Section 9.2            President.  The President of the Company shall, subject to the direction and supervision of the Manager, perform all duties incident to the office of President and as from time to time may be assigned to him by the Manager.

Section 9.3            Treasurer.  The Treasurer of the Company shall:  (i) be the principal financial officer of the Company (ii) upon request of the Manager, make such reports to it as may be required at any time; and (iii) perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Manager or by the President of the Company.

Section 9.4            Vice President.  Each Vice President shall have such powers and duties as may be delegated to him or her by the President or the Manager.

Section 9.5            Secretary.  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Member and the Manager.  He or she shall have charge of the limited liability company books and shall perform such other duties as the Manager may from time to time prescribe.  Assistant secretaries of the Company, if any, shall have the same duties and powers, subject to supervision by the Secretary.

Section 9.6            Delegation of Authority.  To the fullest extent permitted by law, the Manager may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 9.7            Removal.  Any officer of the Company may be removed at any time, with or without cause, by the President or the Manager.

Section 9.8            Resignation.  Any officer may resign at any time by giving written notice to the Company; provided, however, that notice to the Manager, the President or the Secretary shall be deemed to constitute notice to the Company.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.9            Vacancies.  Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

Section 9.10         Action with Respect to Securities of Other Entities.  Unless otherwise directed by the Manager, the President shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders, members or other equity owners of, or with respect to any action of stockholders, members, or other equity owners of, any corporation, limited liability company or other entity in which this Company may hold securities and otherwise to exercise any and all rights and powers which this Company may possess by reason of its ownership of securities in such other corporation, limited liability company or other entity.

ARTICLE X
Indemnification

Section 10.1.        Mandatory — Managers and Officers.  To the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, the Company must indemnify the Manager and each officer of the Company if he or she is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that (a) he or she is or was the Manager or an officer of the Company or (b) such person, being or having been the Manager or an officer of the Company, is or was serving at the request of the Company as a manager, director, officer, employee, or other agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise.

Section 10.2         Permissive — Other Employees and Agents.  To the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit, the Company may in its sole discretion indemnify any other employee or agent of the Company if he, she, or it is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he, she, or it is or was an employee or agent of the Company.

ARTICLE XI
Miscellaneous

Section 11.1         Complete Agreement.  This Agreement and the Articles constitute the complete and exclusive statement of agreement of the Manager and Member with respect to the subject matter herein and therein.  To the extent that any provision of the Articles conflicts with any provision of this Agreement, the Articles shall control.

Section 11.2         Binding Effect.  Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Member and Manager, and their respective successors and assigns.

Section 11.3         Interpretation.  All pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement.  Numbered or lettered articles, sections, and subsections herein contained refer to articles, sections, and subsections of this Agreement unless otherwise expressly stated.

Section 11.4         Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

Section 11.5         Severability.  If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall not be affected by such holding.

Section 11.6         Amendments.  All amendments to this Agreement must be in writing and signed by the Member.

Section 11.7         Remedies Cumulative.  The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

[Signature Page Directly Follows]

The undersigned have executed this Agreement effective as of the date first written above.

COMPANY:

NORTHWOOD ANESTHESIA ASSOCIATES, L.L.C., a Florida limited liability company

By:	/s/
Name:
Title:

SOLE MEMBER:

EMCARE, INC., a Delaware corporation

By:	/s/
Name:
Title:

MANAGER:

[ ]

Exhibit A

Membership Interests

Members	Membership Interest Units	Sharing Ratio
EmCare, Inc.	100	100%